Exhibit 5.1

February 10, 2023

Atlis Motor Vehicles Inc.

1828 N. Higley Road, Suite 116

Mesa, AZ 85205

Re:	Atlis Motor Vehicles Inc. – Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Atlis Motor Vehicles Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-1 initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on February 10, 2023 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).The Registration Statement relates to the offer and sale of up to 6,451,613 units (the “Units”), each Unit consisting of (i) one share of Class A common stock of the Company, $0.0001 par value  per share (the “Shares”), or one pre-funded warrant (the “Pre-Funded Warrants”), each such Pre-Funded Warrant being exercisable from time to time for one Share (the “Pre-Funded Warrant Shares”), (ii) one Series A Warrant (the “Series A Warrants”), and (iii) one Series B Warrant (the “Series B Warrants” and, together with the Series A Warrants, the “Warrants”), each such Warrant being exercisable from time to time for one Share (the “Warrant Shares”). The Units, the Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.”

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinions. In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Certificate of Incorporation of the Company, as in effect on the date hereof, (iii) the Amended and Restated Bylaws of the Company, as in effect on the date hereof, (iv) the Form of Warrant, (v) the Form of Pre-Funded Warrant and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. In rendering the opinions set forth below, we have further assumed that, before the issuance of the Securities, the Registration Statement will have become effective under the Securities Act.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.       The Shares have been duly authorized and, when issued by the Company as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

2.       The Units, the Pre-Funded Warrants and the Warrants have been duly authorized and, when issued by the Company as described in the Registration Statement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

3.      The Pre-Funded Warrant Shares and the Warrant Shares have been duly authorized and, when issued by the Company upon exercise of, and in accordance with the provisions of, the Pre-Funded Warrants and the Warrants, respectively, will be validly issued, fully paid and nonassessable.

The opinions expressed herein are based upon and limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing. We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein that are based on the laws of the State of New York are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP